UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 9, 2010

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-154975	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Property Acquisition

On August 11, 2010 (the “Closing Date”), TNP Strategic Retail Trust, Inc. (the “Company”) acquired a fee simple interest in a multi-tenant retail center located in San Jacinto, California commonly known as the San Jacinto Esplanade Shopping Center (the “San Jacinto Property”) through TNP SRT San Jacinto, LLC (“TNP SRT San Jacinto”), a wholly owned subsidiary of TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”). On July 9, 2010, TNP Acquisitions, LLC (“TNP Acquisitions”), an affiliate of the Company’s sponsor, entered into the Agreement of Purchase and Sale and Escrow Instructions (the “Purchase Agreement”), with Quality Properties Asset Management Company, an unaffiliated third party (the “Seller”), for the purchase of the Jan Jacinto Property. The Purchase Agreement originally provided that the closing of the acquisition of the San Jacinto Property would take place no later than July 31, 2010. On July 31, 2010, the Purchase Agreement terminated in accordance with its terms. On August 4, 2010, TNP Acquisitions and the Seller entered into the Conditional Reinstatement and First Amendment to the Purchase Agreement, which reinstated and amended the Purchase Agreement and extended the outside date to close the acquisition of the San Jacinto Property to August 11, 2010. On August 9, 2010, TNP Acquisitions, LLC assigned the Purchase Agreement to TNP SRT San Jacinto.

TNP SRT San Jacinto acquired the San Jacinto Property for an aggregate purchase price of approximately $7,088,000, exclusive of closing costs, or $125.51 per square foot, which represents an approximately 64% discount from the San Jacinto Property’s approximately $19,000,000 development cost. TNP SRT San Jacinto financed the payment of the purchase price with (1) proceeds from the Company’s initial public offering and (2) approximately $6,600,000 in funds borrowed under the Operating Partnership’s revolving credit facility (the “Credit Agreement”) with KeyBank National Association (“KeyBank”). In connection with the acquisition of the San Jacinto Property, the Operating Partnership and KeyBank agreed to certain amendments to the Credit Agreement. For additional information on the terms of the amendments to the Credit Agreement, see Item 2.03 below. An acquisition fee of approximately $177,200 was paid to the Company’s advisor in connection with the acquisition of the San Jacinto Property.

The San Jacinto Property is situated on an approximately 11.54 acre parcel of fee-simple land and is comprised of nine parcels totaling approximately 88,623 square feet of gross leasable area, including approximately 56,473 square feet of existing improvements, two small, single-tenant parcels of undeveloped area totaling approximately 8,150 square feet and one large parcel of undeveloped area suitable for single or multi-tenant purposes totaling approximately 24,000 square feet. The San Jacinto Property was approximately 52% leased as of the Closing Date, and is anchored by a Fresh & Easy Neighborhood Market (“Fresh & Easy”), a supermarket chain with stores in the Western United States. Fresh & Easy is the largest tenant at the San Jacinto Property, and occupies approximately 14,080, or approximately 24.9%, of the rentable square feet. Other significant tenants include Jack-In-The-Box, Starbucks Coffee and Fantastic Sams. A Walgreens Drug Store is located on an adjoining property to the San Jacinto Property, but is not a part of the San Jacinto Property.

Management of Property

On the Closing Date, TNP SRT San Jacinto and TNP Property Manager, LLC (the “Property Manager”), an affiliate of the Company’s sponsor, entered into an agreement for the management of the San Jacinto Property (the “Management Agreement”). Pursuant to the Management Agreement, TNP SRT San Jacinto will pay the Property Manager an annual management fee equal to 5.0% of the San Jacinto Property’s gross revenues (as defined in the Management Agreement).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

San Jacinto Loan

As previously disclosed, on November 12, 2009, the Operating Partnership entered into the Credit Agreement with KeyBank, as administrative agent for itself and the other lenders named in the Credit Agreement, to establish a revolving credit facility with a maximum aggregate borrowing capacity of up to $15,000,000. TNP SRT San Jacinto financed the payment of the purchase price for the San Jacinto Property with the proceeds of a loan under the Credit Agreement, evidenced by a revolving credit note, in the aggregate principal amount of $6,600,000 (the “San Jacinto Loan”). The San Jacinto Loan will bear interest at a variable per annum rate equal to the sum of (1) 4.25% plus (2) the greater of (a) 3.0% or (b) 30-day LIBOR as reported by Reuters on the day that is two business days prior to the date of such determination. The entire unpaid principal balance of the San Jacinto Loan and all accrued and unpaid interest thereon is due and payable in full at maturity of the Credit Agreement on November 12, 2010. The Company is pursuing options to refinance and/or extend the maturity of the San Jacinto Loan.

The San Jacinto Loan is secured by (1) a first priority Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing made by TNP SRT San Jacinto for the benefit of KeyBank with respect to the San Jacinto Property, (2) guarantees granted to KeyBank for the benefit of KeyBank and the other lenders party to the Credit Agreement by the Company, the Company’s sponsor and Anthony W. Thompson, the Company’s Chairman and Chief Executive Officer, and (3) pledges of all of the Operating Partnership’s and the Company’s respective direct and indirect equity ownership interests in any entity, subject to certain limitations and exceptions. In connection with the San Jacinto Loan, the Operating Partnership entered into an addendum to the Pledge and Security Agreement entered into by the Operating Partnership and KeyBank in connection with the Credit Agreement (as modified by the addendum, the “KeyBank Pledge Agreement”). Pursuant to the KeyBank Pledge Agreement, the Operating Partnership pledged its 100% membership interest in TNP SRT San Jacinto as collateral securing the Operating Partnership’s obligations under the Credit Agreement.

On the Closing Date, the Company, the Operating Partnership and TNP SRT San Jacinto (collectively, the “Indemnitors”) entered into an Environmental and Hazardous Substances Indemnity Agreement (the “Environmental Indemnity”), pursuant to which the Indemnitors have agreed to jointly and severally indemnify, defend and hold harmless KeyBank, each other lender party to the Credit Agreement and each of their respective affiliates, from and against any losses, damages, claims or other liabilities that KeyBank or such other parties may suffer or incur as a result of, among other things, (1) the release or threatened release of certain hazardous substances or wastes in, on, above or under the San Jacinto Property, whether or not caused by or under the control of the Indemnitors, (2) any non-compliance or violation of any environmental laws applicable to the San Jacinto Property, whether or not caused by or under the control of the Indemnitors and (3) any breach of any representation or warranty or covenant made in the Environmental Indemnity by any Indemnitor.

Modification of Credit Agreement

On the Closing Date, in connection with the acquisition of the San Jacinto Property, the Operating Partnership, the Company, the Company’s sponsor, Anthony W. Thompson, TNP SRT Northgate Plaza Tucson Holdings, LLC, a wholly owned subsidiary of the Operating Partnership, TNP SRT San Jacinto and KeyBank entered into a fourth omnibus amendment and reaffirmation of the Credit Agreement and the other loan documents relating to the revolving credit facility (the “Credit Agreement Amendment”). The Credit Agreement Amendment provides for the San Jacinto Loan, which was used by TNP SRT San Jacinto to fund a portion of the costs and expenses related to the acquisition of the San Jacinto Property. In connection with the Credit Agreement Amendment, TNP SRT San Jacinto, jointly and severally with the Operating Partnership, assumed and agreed to perform and observe all of the covenants, agreements, obligations and duties of the Borrower (as defined in the Credit Agreement) under the Credit Agreement.

Pursuant to the Credit Agreement Amendment, until such time as the outstanding principal balance of the San Jacinto Loan is equal to the lesser of (1) 50% of the “as is” appraised value of the San Jacinto Property as shown on the appraisal described in the Credit Agreement Amendment, (2) 50% of the total acquisition costs of the San Jacinto Property, or (3) $3,500,000 (the “San Jacinto Minimum Balance”), all net proceeds derived from any issuance of equity securities by the Company or the Operating Partnership, any net proceeds derived from any sale or refinancing of any assets of the Operating Partnership and any proceeds from any casualty or condemnation with respect to the San Jacinto Property will be applied to the amounts outstanding under the San Jacinto Loan.

Thereafter, at such time as the San Jacinto Minimum Balance has been achieved, any net proceeds derived from any issuance of equity securities by the Company or the Operating Partnership, any sale or refinancing of any assets of the Operating Partnership and any casualty or condemnation with respect to the San Jacinto Property will be applied to the amounts outstanding under the Credit Agreement in the order and manner set forth in the Credit Agreement, provided that any net proceeds from the sale of the San Jacinto Property or any other property owned by the Operating Partnership shall first be applied to the amounts outstanding under the San Jacinto Loan.

The Credit Agreement Amendment also provides that, with respect to any lease for all or any portion of the San Jacinto Property in excess of 2,500 square feet which is not on a month-to-month basis (a “Major Lease”), KeyBank’s prior written approval will be required with respect to (1) the terms of such Major Lease, including the prospective tenant, (2) each guarantor of any prospective tenant’s obligations under such Major Lease, (3) any proposed subletting or assignment of such Major Lease, (4) any amendment or modification of the rent, term or renewal options of such Major Lease and (5) any termination, expiration, cancellation or surrender of such Major Lease.

Item 7.01	Regulation FD Disclosure.

On August 12, 2010, the Company distributed a press release announcing the completion of the acquisition of the San Jacinto Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: August 13, 2010	By:	/s/ Christopher S. Cameron
Christopher S. Cameron
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 12, 2010